CORPORATE MASTER APPLICATION

☐ Nationwide Life Insurance Company • ☐ Nationwide Life and Annuity Insurance Company

• Corporate Insurance Markets, 1-11-401 • One Nationwide Plaza, Columbus, Ohio 43215-2220 • 1-877-351-8808

Case No.: ______________________

Section 1 CORPORATION INFORMATION

Corporation Name: ______________________ Corporation Tax I.D. No.: ______________

Corporation Address: Street Address: ______________________

City: ______________________ State: __________ Zip Code: __________

Section 2 OWNER INFORMATION

Owner Name (if other than Corporation): ______________________

Owner Tax I.D. No.: ______________ ☐ Trust ☐ Other (specify): ______________

Owner Address: Street Address: ______________________

City: ______________________ State: __________ Zip Code: __________

☐ Check this box if this is the primary mailing address. If not, complete Section 4

Section 3 BENEFICIARY INFORMATION

Beneficiary (if other than Corporation): ______________________

Section 4 POLICY/CERTIFICATE INFORMATION

Name and Address for Mail (correspondence/statements/notices/confirmations):

Name: ______________________

Street Address: ______________________ City: __________ State: _____ Zip Code: _______

Section 5 PRODUCT INFORMATION

Product Name: ______________________

Death Benefit Option (If no option is selected, Option 1 is elected):

☐ Option 1 Death Benefit equals Specified Amount
☐ Option 2 Death Benefit equals Specified Amount + Cash Value
☐ Option 3 Death Benefit equals Specified Amount + Accumulated Premiums

Initial election of Option 3 is irrevocable.

Section 6 PREMIUM TEST

☐ Guideline Premium Test ☐ Cash Value Accumulation Test

Section 7 PLANNED PREMIUM

Planned Premium (Check only one):

☐ Annual $__________ ☐ Semi-Annual $__________
☐ Quarterly $__________ ☐ Other $__________

Planned Premium Payment Period - Number of years: __________

Section 8 MEC STATUS

MEC Status: ☐ MEC ☐ Non-MEC

Section 9 OPTIONAL BENEFIT RIDERS

☐ Yes ☐ No Change of Insured Rider
☐ Yes ☐ No Supplemental Insurance Rider
☐ Yes ☐ No Other (specify)______________________

If you have any questions, please contact your New Business Coordinator at 1-877-351-8808

Section 10 REPLACEMENT

Will this insurance applied for replace or cause a change in, or involve a loan under, on any life insurance proposed here or any life insurance or annuity policy owned by the Owner? ☐ Yes ☐ No

If "Yes," give the following information

Company ______________________________

Section 11 SPECIAL POLICY/CERTIFICATE DATE REQUESTED

_____/_____/_____

MM/DD/YYYY

Insurance under this application to be applied for in accordance with the insurance schedule and request for consent to insurance forms. For all future additions, the originally completed Master Application will remain in effect for one (1) year, and all new policies will be issued with a current specified date.

Section 12 TAXPAYER IDENTIFICATION NUMBER

TAXPAYER IDENTIFICATION NUMBER Certification — Under penalties of perjury, I certify that the number shown above is my correct Taxpayer Identification Number (or am waiting for a number to be issued to me). Under the Interest and Dividend Compliance Act of 1983, persons owning insurance policies are required to provide the Company with certification that their Taxpayer Identification Number is correct. If you do not provide us with certification of this number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, we will be required to withhold a percentage (the current rate based on IRS rulings) from interest and other payments we make to you (known as backup withholding). It is not an additional tax, since the amount withheld will be applied against the tax you owe. If withholding results in an overpayment of taxes, a refund may be obtained.

☐ Check this box if the Internal Revenue Service has notified you that you are not subject to the provisions of this law.

Otherwise, your signature on this application is certification that the Taxpayer Identification Number on this application is true, correct and complete.

Section 13 AGREEMENT, AUTHORIZATION AND SIGNATURES

I understand that the Death Benefit under a variable life insurance policy/certificate may increase or decrease, depending on the investment return of the Sub-Account(s) I select. Regardless of investment return, the Death Benefit can never be less than the Specified Amount, as long as the Policy/Certificate is in force. The contract value may increase or decrease on any day, depending on the investment return for the policy/certificate. No minimum contract value is guaranteed.

I have read the above questions and answers and declare that they are complete and true to the best of my knowledge and belief. I agree that this Corporate Master Application and Employee consent to insurance and the insurance schedule shall form a part of any Policy/Certificate issued. I also agree that no Agent/Representative of the Company shall: have the authority to waive a complete answer to any question in this Application; transfer insurability; make or alter any contract; or, waive any of the Company's other rights or requirements. I further agree that no insurance shall take effect unless and until the Policy/Certificate has been delivered to and accepted by me; and, the initial premium is paid during the lifetime and prior to any change in insurability of the Proposed Insureds.

Changes or corrections made by the Company are ratified by the Owner upon acceptance of a contract containing this Application with the noted changes or corrections. In those states where written consent is required by statute or State Insurance Department regulation, amendments as to plan, amount, age at issue, classification or benefits will be made only with the Owner's written consent.

Signed at ______________________________ on ______________________, ____________

City State Month Day Year

______________________________ ______________________________

Signature of Applicant/Owner/Authorized Officer | Print Name and Title of Applicant/Owner/Authorized Officer

______________________________ ______________________________

Signature of Registered Representative | Print Name of Registered Representative

List individuals authorized to sign on behalf of the Owner.

______________________________ ______________________________

Signature | Signature

______________________________ ______________________________

Printed Name | Printed Name

______________________________ ______________________________

Title | Title

If you have any questions, please contact your New Business Coordinator at 1-877-351-8808

CORPORATE ENROLLMENT FORM FOR CONSENT TO INSURANCE

Nationwide

☐ Nationwide Life Insurance Company • ☐ Nationwide Life and Annuity Insurance Company

Corporate Insurance Markets, 1-11-401 • One Nationwide Plaza, Columbus, OH 43215-2220 • 1-877-351-8808

Section 1 PROPOSED INSURED INFORMATION

Employer: ______________________________

Proposed Insured: ______________________ Date of Birth: ______________
Print Name MM/DD/YYYY

Sex: ☐M ☐F Social Security No: ______________ Most Recent Date of Hire: ______________
MM/DD/YYYY

Job Title: ______________ How long have you worked in your present position? ______________

Work Address (include zip code): ______________________________

Section 2 AUTHORIZATION OF INSURANCE

I acknowledge that my Employer or a Trust established by my Employer has an insurable interest in my life. I hereby consent to have the Insurance purchased on my life for the benefit of my Employer or a Trust established by my Employer. I understand that the insurance amounts may vary but the total face amount at issue of all insurance issued will not exceed $______________. Nationwide® will determine the actual face amount that can be issued up to this maximum face amount. I acknowledge that such coverage may continue after I terminate my employment relationship with my Employer. I agree that my Employer or a Trust established by my Employer, or its appointed designee or its successor, will have all present and future rights of Ownership in the Policy/Certificate and will be both the Owner and Beneficiary of the Policy/Certificate indefinitely.

Section 3 QUESTIONS ABOUT THE PROPOSED INSURED

	Yes	No
A. 1. Are you actively at work full time at least 30 hours or more per week, at your usual place of employment and physically performing all your customary duties of your regular occupation? (If "No," give details below.)	☐	☐
2. During the past three months, have you been hospitalized or otherwise absent from work due to any illness or injury for a total of four or more days? (If "Yes," give reason and details below.)	☐	☐
3. Are you a U.S. citizen or have a permanent U.S. resident status and currently residing in the U.S.? (If "No," give details below — including Visa type, country of citizenship, and plans to become a U.S. citizen.)	☐	☐
B. Have you used tobacco or nicotine in any form within the past 12 months? (If "Yes," please provide details as to types, amounts, i.e., units per week/month, and date last used.)	☐	☐

Details to questions A1 - 3 and B: ______________________________

____

____

______________________________ Signature of Proposed Insured

______________ Date

Nationwide

APPLICATION FOR LIFE INSURANCE

☐ Nationwide Life Insurance Company • ☐ Nationwide Life and Annuity Insurance Company

Corporate Insurance Markets, 1-11-401 • One Nationwide Plaza, Columbus, Ohio 43215-2220 • 1-877-351-8808

PART I – SECTION A *(COMPLETE IN ALL CASES)*

Section 1 EMPLOYER INFORMATION

Employer Name: ______________________ Tax I.D. No.: ______________

Street Address: ______________________ City: __________ State: _____ Zip Code: ________

Section 2 INSURED

Insured Name *(First, Middle, Last)*: ______________________________

Home Telephone: (_____)____________ Business Telephone: (____)____________

Sex: ☐ M ☐ F Age:_________ Date of Birth: ____________ MM/DD/YYYY

Birth Place: ________________ Social Security No.: ______________

Street Address: ______________________ City: __________ State: _____ Zip Code: ________

Occupation: ______________________ Most recent hire date: __________ County: ________

Your work location address (including zip code): ______________________________

Driver's license no. and issue state: ______________________

Section 3 OWNER *(Complete if other than Employer)*

Name: ______________________ Tax I.D. No.: ______________

Street Address: ______________________ City: __________ State: _____ Zip Code: ________

Section 4 BENEFICIARY *(Complete if other than Employer)*

Name: ______________________ Relationship: ______________

Social Security No.: ______________

Section 5 NAME AND ADDRESS FOR MAIL *(Correspondence/Statements/Notices/Confirmations)*

Name: ______________________ Tax I.D. No.: ______________

Street Address: ______________________ City: __________ State: _____ Zip Code: ________

Section 6 PLAN AND SPECIFIED AMOUNT

FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE

A. Product Name______________________

B. Non-Rider Specified Amount $______________

C. Supplemental Insurance Rider (SIR) Specified Amount

(Enter a Specified Amount only if electing SIR in Section 7) $______________

D. Total Specified Amount $______________

E. Death Benefit Option (If no option is selected, Option 1 is elected)

☐ **Option 1** Death Benefit equals Specified Amount

☐ **Option 2** Death Benefit equals Specified Amount plus Cash Value

☐ **Option 3** Death Benefit equals Specified Amount plus Accumulated Premiums (Initial election of Option 3 is irrevocable)

COMPONENT PERCENTAGES

(For Next Generation CVUL Only)

A. Component A __________%

B. Component B __________%

C. Component C __________%

D. Component D __________%

Total (must equal 100%) ________%

The percentages entered above will impact the charges on your policy/certificate.

Section 7 ENHANCEMENT BENEFIT

Schedule A ______________ Must Equal 100% Schedule B ______________________

Section 8 OPTIONAL BENEFIT RIDERS

☐ Change of Insured Rider ☐ Other______________________

☐ Supplemental Insurance Rider (SIR) (If elected enter Specified Amount in Section 6C.)

Section 9 PREMIUM TEST

☐ Guideline Premium Test ☐ Cash Value Accumulation Test

Section 10 PLANNED PREMIUM *(check one only)*

☐ Annual $______________ ☐ Other $______________

☐ Semi-Annual $______________ ☐ Single Premium $______________

☐ Quarterly $______________

Section 11 MEC STATUS

☐ MEC ☐ Non-MEC

Section 12 SPECIAL POLICY DATE REQUESTED

_______ / _______ / _______

Section 13 QUESTIONS ABOUT INSURED

	YES	NO
A. 1. Are you actively at work full time at least 30 hours or more per week, at your usual place of employment and physically performing all your customary duties of your regular occupation? **(If "No", give details below.)**	☐	☐
2. During the past three months, have you been hospitalized or otherwise absent from work due to any illness or injury for a total of four or more days? **(If "Yes", give reason for absence and details below.)**	☐	☐
3. Are you a U.S. citizen or have a permanent U.S. resident status and currently residing in the U.S.? **(If "No", give details below --- including visa type, country of citizenship, and plans to become a U.S. citizen.)**	☐	☐
B. Have you used tobacco or nicotine in any form within the past 12 months? **(If "Yes", please provide details as to types, amounts (i.e., units per week/month), and date last used.)**	☐	☐
C. Will the insurance applied for replace existing Life Insurance or Annuities on any person here proposed for insurance? **(If "Yes", give details below.)**	☐	☐

Details: ____

Section 14 TAXPAYER IDENTIFICATION NUMBER

TAXPAYER IDENTIFICATION NUMBER **Certification—Under penalties of perjury,** I certify that the number indicated is my correct Taxpayer Identification Number (or am waiting for a number to be issued to me). Under the Interest and Dividend Compliance Act of 1983, persons owning insurance are required to provide the Company with certification that their taxpayer identification number is correct. (For most individuals, this is their Social Security Number.) If you do not provide us with certification of this number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, we will be required to withhold a percentage (the current rate on IRS rulings) from interest and other payments we make to you (known as backup withholding). It is not an additional tax, since the amount withheld will be applied against the tax you owe. If withholding results in an overpayment of taxes, a refund may be obtained.

☐ Check this box if the Internal Revenue Service has notified you that you are not subject to the provisions of this law.

Otherwise, your signature on this application is certification that the taxpayer identification number on this application is true, correct, and complete.

Section 15 FRAUD STATEMENTS

ALABAMA, IDAHO, INDIANA, MISSISSIPPI, NEVADA, SOUTH DAKOTA and VIRGIN ISLANDS only: Any person who submits an application or a claim containing a false or deceptive statement, and does so with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, may be guilty of insurance fraud.

DISTRICT OF COLUMBIA only: WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

TENNESSEE only: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

Section 16 AGREEMENT, AUTHORIZATION, AND SIGNATURES

I have read this application. I understand each of the questions. All of the answers and statements on this form are complete and true to the best of my knowledge and belief. I understand and agree that:

This application and any amendments to it, will become a part of the Policy/Certificate. They are the basis of any insurance issued upon this application.

I have read the above questions and answers and declare that they are complete and true to the best of my knowledge and belief. I also agree that no Agent/Representative of the Company shall: have the authority to waive a complete answer to any question in this Application; transfer insurability; make or alter any contract; or, waive any of the Company's other rights or requirements. I further agree that no insurance shall take effect unless and until the Policy/Certificate has been delivered to and accepted by the Owner; and, the initial premium is paid during the lifetime and prior to any change in insurability of the Proposed Insureds.

In those states where written consent is required by statute or State Insurance Department regulation, amendments as to plan, amount, age at issue, classification, or benefits will be made only with the Owner's written consent.

I agree that such coverage may continue after I terminate my employment relationship with my Employer.

Signed at ______________________________ on ____________________, __________
City State Month Day Year

______________________________ ______________________________
Signature of Proposed Insured Signature of Authorized Officer (Owner)

______________________________ ______________________________
Signature of Agent/Registered Representative Print Name and Title of Authorized Officer

PART I – SECTION B *(COMPLETE FOR SIMPLIFIED ISSUE)*

Section 17 PERSONAL AND MEDICAL INFORMATION

(For each "Yes" answer check the appropriate item and provide details in Section 18.)

Insured Name *(First, Middle, Last)*______________________________ Date of Birth____________________
MM/DD/YYYY

A. Height:______________ Weight:______________

B. Name, address, and phone number of Personal Physician:______________________________

____

Date last consulted, reason and results:______________________________

____

C. List any medication you are currently using:______________________________

D. To the best of your knowledge and belief, in the past 10 years, have you consulted a licensed health care provider for, been treated for, taken medication for, or been diagnosed as having: **YES NO**

1. Elevated blood pressure, or any disorder of the heart or blood vessels; tumor or cancer; diabetes; stroke; or any disorder of the lungs, kidneys; gastrointestinal, or urinary systems? **(If "Yes", give details in Section 18.)**........ ☐ ☐
2. Alcoholism, narcotic addiction, drug use, hallucination, depression or anxiety? **(If "Yes", give details in Section 18.)**........ ☐ ☐
3. AIDS (Acquired Immune Deficiency Syndrome), or any other AIDS-related condition, or received a positive result of an HIV (Human Immunodeficiency Virus) test? **(If "Yes", give details in Section 18.)**........ ☐ ☐

E. In the past 3 years:

1. Have you engaged in, or do you intend to engage in: flying as a pilot, student pilot, or crew member; organized racing of an automobile, motorcycle, or any type of motor-powered vehicle, scuba diving, mountain climbing, hang gliding, parachuting, sky diving, bungee jumping or any type of body-contact or life-threatening sport? **(If "Yes", complete an Aviation/Hazardous Activities Questionnaire.)**........ ☐ ☐
2. Have you had your driver's license suspended or revoked; or been convicted of driving while impaired or intoxicated, or been convicted in the past 3 years of more than one moving violation? **(If "Yes", give details in Section 18.)**........ ☐ ☐
3. Have you had any application for Life or Health Insurance (or for reinstatement for Life or Health Insurance) declined, postponed, rated-up or limited? **(If "Yes", give details in Section 18.)**.... ☐ ☐

Section 18 DETAILS OF PERSONAL AND MEDICAL HISTORY

Question No. & Letter	Dates	Details (Be specific. Give full names, addresses and telephone numbers (if available) of physicians, hospitals, etc.)

Section 19 AGREEMENT, AUTHORIZATION AND SIGNATURES

I have received the pre-notice form of the Fair Credit Reporting Act of 1970 and the Medical Information Bureau disclosure form. I certify that the Social Security Number given is correct and complete.

All the statements and answers above are complete and true to the best of my knowledge and belief, whether written by my own hand or not; and I agree that they are to be the basis for any insurance issued hereon.

I authorize: any licensed physician or medical practitioner; any hospital, clinic or other medical or medically related facility; any insurance company; the Medical Information Bureau; or any other organization, institution or person who has knowledge of me; to give that information to the Medical Director of the Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, or its reinsurers. This authorization, or a copy of it, will be valid for a period of not more than two and one-half years (30 months) from the date it was signed.

____________________________ ____________________________

Month Day Year Signature of Proposed Insured

I have truly and accurately recorded all Proposed Insured's answers on this application and have witnessed his/her/their signature(s) hereon.

To the best of my knowledge, the insurance applied for ☐ **will** ☐ **will not** (check one) replace any life insurance or annuity.

____________________________ ____________________________

Signature of Registered Representative Print Name of Registered Representative

____________________________ ____________________________

Firm License ID No.

PART I – SECTION C *(COMPLETE FOR MEDICAL ISSUE)*

Section 17 PERSONAL INFORMATION

Insured Name *(First, Middle, Last)*:______________________ Date of Birth:______________
MM/DD/YYYY

Total Amount of Life Insurance:______________________

A. In force:______________ B. Pending with other companies:______________

(For each "Yes" answer check the appropriate item and provide details in Section 19.) **YES NO**

C. Have you ever had any application for Life or Health Insurance (or for reinstatement for Life or Health Insurance) declined, postponed, rated-up or limited? **(If "Yes", give details in Section 19.)** .... ☐ ☐

D. To the best of your knowledge, do you have a parent or sibling who died from cancer or cardiovascular disease prior to age 60? **(If "Yes", provide relationship to Proposed Insured(s), age at death and cause of death, and if cancer, provide type in Section 19.)** .... ☐ ☐

E. Have you ever had your driver's license suspended or revoked; or been convicted of driving while impaired or intoxicated, or been convicted in the past 3 years of more than one moving violation? **(If "Yes", provide details, driver's license # and state of issue in Section 19.)** .... ☐ ☐

F. In the past 3 years have you engaged in, or do you intend to engage in: flying as a pilot, student pilot, or crew member; organized racing of an automobile, motorcycle, or any type of motor-powered vehicle, scuba diving, mountain climbing, hang gliding, parachuting, sky diving, bungee jumping or any type of body-contact or life-threatening sport? **(If "Yes", complete an Aviation/Hazardous Activities Questionnaire.)** .... ☐ ☐

G. Do you plan to travel or reside outside of the United States or Canada? **(If "Yes", give details in Section 19.)** .... ☐ ☐

Not required if Nationwide paramed or exam form is being completed.

Section 18 MEDICAL QUESTIONS AND INFORMATION

(For each "Yes" answer check the appropriate item and provide details in Section 19.)

A. Height:______________ Weight:______________

B. Name, address, and phone number of Personal Physician:______________________

____

Date last consulted, reason and results:______________________

____

C. List any medication you are currently using:______________________

D. To the best of your knowledge and belief, in the past 10 years has anyone here proposed for insurance consulted a licensed health care provider for, been treated for, taken medication for, or been diagnosed as having: **YES NO**

1. AIDS (Acquired Immune Deficiency Syndrome), or any other AIDS-related condition, or received a positive result of an HIV (Human Immunodeficiency Virus) test? .... ☐ ☐
2. Heart disease including heart attack, angina, or other chest pain, high blood pressure, shortness of breath, palpitations, heart murmur, phlebitis, or any other disorder of the heart or blood vessels? .... ☐ ☐
3. Headaches, seizures, epilepsy, stroke, Alzheimer's disease, dementia, Parkinson's disease, multiple sclerosis, or any other brain or nervous disorder? .... ☐ ☐
4. Depression, neurosis, affective disorder, psychosis, or any other mental or emotional disorder? .... ☐ ☐
5. Asthma, emphysema, chronic bronchitis, tuberculosis, or any other disease of the lungs or respiratory system? .... ☐ ☐
6. Colitis, ulcer, persistent diarrhea, rectal bleeding, or any other disease or disorder of the esophagus or digestive tract? .... ☐ ☐
7. Sugar, protein or blood in the urine, kidney stones, sexually transmitted disease, or any other disease or disorder of the kidneys, bladder, prostate, breast, urinary tract or reproductive system? .... ☐ ☐
8. Diabetes, hepatitis, cirrhosis or any other disease of the liver, pancreas, or thyroid? .... ☐ ☐
9. Cancer, or any malignant or benign tumor or cyst, or any chronic disease of the skin or lymph glands? .... ☐ ☐
10. Arthritis, rheumatoid arthritis, osteoporosis; or any paralysis or chronic back or muscle condition? .... ☐ ☐
11. Alcoholism, narcotic addiction, drug use, or hallucinations? .... ☐ ☐
12. Any disease or disorder of the eyes, ears, nose or throat? .... ☐ ☐

E. To the best of your knowledge and belief, in the past 5 years, has anyone here proposed for insurance:

1. Consulted, or been examined or treated by any physician, chiropractor, psychologist or other health care practitioner or by any hospital, clinic, or other health care facility not already disclosed on this application? .... ☐ ☐
(If it was for a "check up", annual physical, employment physical, etc., so state and give findings and results in Section 19.)
2. Had any disease, disorder, injury, or operation not already disclosed on this application? .... ☐ ☐
3. Had any x-rays, electrocardiograms, or other medical tests for reasons not already disclosed on this application? .... ☐ ☐
4. Been medically advised to have any surgery, hospitalization, treatment or test that was not completed or results that you have not received? .... ☐ ☐

Section 19 DETAILS OF PERSONAL AND MEDICAL HISTORY

Question No. & Letter	Dates	Details (Be specific. Give full names, addresses and telephone numbers (if available) of physicians, hospitals, etc.)

Section 20 AGREEMENT, AUTHORIZATION AND SIGNATURES

I have received the pre-notice form of the Fair Credit Reporting Act of 1970 and the Medical Information Bureau disclosure form. I certify that the Social Security Number given is correct and complete.

All the statements and answers on the paramed exam form are complete and true to the best of my knowledge and belief, whether written by my own hand or not; and I agree that they are to be the basis for any insurance issued hereon.

I authorize: any licensed physician or medical practitioner; any hospital, clinic or other medical or medically related facility; any insurance company; the Medical Information Bureau; or any other organization, institution or person who has knowledge of me; to give that information to the Medical Director of the Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, or its reinsurers. This authorization, or a copy of it, will be valid for a period of not more than two and one-half years (30 months) from the date it was signed.

Month Day Year

Signature of Proposed Insured

I have truly and accurately recorded all Proposed Insured's answers on this application and have witnessed his/her/their signature(s) hereon.

To the best of my knowledge, the insurance applied for ☐ **will** ☐ **will not** (check one) replace any life insurance or annuity.

Signature of Registered Representative

Print Name of Registered Representative

Firm

License ID No.

IMPORTANT NOTICE

DETACH AND GIVE TO PROPOSED INSURED

PRE-NOTICE OF PROCEDURES AS REQUIRED BY THE FAIR CREDIT REPORTING ACT OF 1970

This notice is to inform you that as part of our normal underwriting procedures in connection with an application for insurance:

An investigative consumer report may be made for amounts over $5,000,000 whereby information is obtained through personal interviews with you, your employer and your financial advisor or accountant. This inquiry will include personal and financial information except as related directly or indirectly to your sexual orientation, with respect to you, members of your family, and others having an interest in or closely connected with the insurance transaction; and upon your written request, made within a reasonable time after you receive this notice, additional information as to the nature and scope of the investigation, if one is made, will be provided. Requests for additional information should be addressed to Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, Corporate Insurance Markets, One Nationwide Plaza, 1-11-401, Columbus, Ohio 43215-2220.

MEDICAL INFORMATION BUREAU DISCLOSURE NOTICE

Information regarding your insurability will be treated as confidential. Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is 50 Braintree Hill, Suite 400, Braintree, Massachusetts 02184-8734, telephone number 866-692-6901 (TTY 866-346-3642). The web address of the Bureau's information office is www.mib.com.

Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.